EXHIBIT 28(e) 14 UNDER FORM N-1A

EXHIBIT 23 UNDER ITEM 601/REG. S-K

Exhibit F

to the

Distributor's Contract

FEDERATED global allocation FUND

Class T Shares

The following provisions are hereby incorporated and made part of the Distributor’s Contract dated June 1, 2008, between the Trust and Federated Securities Corp. (“FSC”) with respect to the Class T Shares of Federated Global Allocation Fund set forth above.

1. FSC is authorized to select a group of financial institutions (“Financial Institutions”) to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

2. FSC will enter into separate written agreements with such Financial Institutions to sell Shares as set forth in Paragraph 1 herein.

In consideration of the mutual covenants set forth in the Distributor’s Contract dated June 1, 2008 between the Trust and FSC, the Trust executes and delivers this Exhibit with respect to the Class T Shares thereof, first set forth in this Exhibit.

Witness the due execution hereof this 1st day of March, 2017.

FEDERATED GLOBAL ALLOCATION FUND

By:___________________________

Name: J. Christopher Donahue

Title: President

FEDERATED SECURITIES CORP.

By:___________________________

Name: Paul A. Uhlman

Title: President